EXHIBIT 3.1

DEAN HELLER                                                           Entity #
Secretary of State                                               E0306182006-9
206 North Carson St.                                          Document Number:
Carson City, Nevada 89701-4299                                  20060253229-41
(775) 884-5706
Website: secretaryofstate.biz                                      Date Filed:
                                                         4/20/2006 11:30:56 AM

Articles of Incorporation                                     In the office of

                                                                   Dean Heller
                                                            Secretary of State
1. Name of Corporation:

      Springbank Resources, Inc.

2. Resident Agent Name and Street Address:

      The Nevada Company
      5412 Lavender Court
      North Las Vegas, NV 89031

3. Shares:

  Number of shares                                   Number of shares
  with par value _______    Par value: $ ________    without par value 75,000
                                                                       ------

4. Names and Addresses of Board of Directors/Trustees:

      Philip Grey
      41890 Enterprise Circle South, Suite 280
      Temecula, CA 92590

5. Purpose:

      All lawful purposes.

6. Names, Address and Signature of incorporator:

      Meaghan McKaige
      120 Lakeside Ave., Suite 230
      Seattle, WA 98122

7. Certificate of Acceptance of Appointment of Resident Agent:

      I hereby accept appointment as Resident Agent for the above named corporation.

       /s/ Meaghan McKaige                                         04/19/06
       --------------------------------                            --------
       Authorized Signature of R.A. or On Behalf of R.A. Company     Date

DEAN HELLER
Secretary of State
206 North Carson St.
Carson City, Nevada 89701-4299
(775) 884-5706 Website: secretaryofstate.biz

                            CERTIFICATE OF AMENDMENT


            Certificate of Amendment to the Articles of Incorporation
                         For Nevada Profit Corporations
               (Pursuant to NRS 78.380 - Before Issuance of Stock)



1. Name of Corporation:

      Springbank Resources, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

      Article 3 is amended to read as follows:

         The authorized capital stock of the Corporation shall be divided into 100,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value.

      The text of other amendments are attached.

3. The undersigned declare that they constitute at least two-thirds of the incorporators [ ], or of the board of directors [X] (check one box only)

4. Effective date of filing (optional):

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*:

      /s/ Clint R. Black                   /s/ Philip F. Grey
      ------------------------             ----------------------
            Signature                            Signature

                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                           SPRINGBANK RESOURCES, INC.
                        CERTIFICATE DATE: APRIL 24, 2006

      A. The period of duration of the Corporation shall be perpetual.

      B. The authorized capital stock of the Corporation shall be divided into 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Subject to the laws of the state of Nevada, the directors of the Corporation have the authority to issue the preferred shares in one or more series and to designate the rights, preferences and limitations of each series.

      C. No share of common stock shall have any preference over or limitation in respect to any other share of common stock. All shares of the common stock shall have equal rights and privileges.

      D. Each outstanding share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

      E. Cumulative voting shall not be allowed in elections of directors or for any other purpose.

      F. No holders of shares of the common stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of the common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

      G. The Board of Directors may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of Nevada. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

      H. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud and any applicable law.

      I. The number of directors shall be fixed by or in the manner provided in the By-laws of the Corporation, as may be amended from time to time, except as to the number constituting the initial board which number shall be one.

      J. No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

    K. No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by Nevada law; or (iv) any transaction from which such director derived an improper personal benefit.

    No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

    The word "director" shall include at least the following, unless limited by Nevada law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Nevada law, the word "director" shall also include the heirs and personal representatives of all directors.

      This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law.